Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-168040) on Form N-1A of ERShares Global Fund, ERShares US Small Cap Fund, ERShares US Large Cap Fund, ERShares Entrepreneur 30 ETF, and ERShares Non-US Small Cap ETF’s of our reports dated August 29, 2019, relating to our audits of the financial statements and financial highlights, which appear in the June 30, 2019 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights ERShares Global Fund”, ”Financial Highlights ERShares US Small Cap Fund”, “Financial Highlights ERShares US Large Cap Fund”, “Financial Highlights of ERShares Entrepreneur 30 ETF”, “Financial Highlights of ERShares Non-US Small Cap ETF”, "Independent Registered Public Accounting Firm" and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Richmond, Virginia
October 29, 2019